SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (date of earliest event reported): October 19, 2000

EDGAR Online, Inc.
(Exact name of registrant as specified in charter)

DELAWARE	0-26071	06-1447017

(State or Other Jurisdiction	(Commission	(I.R.S. Employer

of incorporation)	File Number)	Identification No.)

50 Washington Street
Norwalk, Connecticut 06854
(Address of principal executive offices, with zip code)

(203) 852-5666
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS

On October 19, 2000 EDGAR Online, Inc. (“EOL”) presented to security analysts information about EOL’s proposed acquisition of Financial Insight Systems, Inc., a Maryland corporation (“FIS”). This information was presented by means of a conference call and simultaneous webcast. EOL is filing this Form 8-K to give broad disclosure to such information.

EOL’s press release announcing the proposed acquisition of FIS is attached as an exhibit to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are being filed with this report:

Exhibit Number	Description

99.01	Analyst Presentation dated October 19, 2000

99.02	Press Release

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

EDGAR Online, Inc.

Dated: October 19, 2000	By: /s/ Tom Vos Tom Vos President and Chief Operating Officer

EXHIBIT INDEX

Exhibit

Number	Description of Document

99.01	Analyst Presentation dated October 19, 2000.

99.02	Press Release